PERFICIENT®

vision. execution. value.

# Q1 2018 FINANCIAL RESULTS

## May 1, 2018

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



# SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2018, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; potential changes to federal, state, local and foreign laws, regulations, and policies; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; maintaining effective internal controls; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

# RECONCILIATION OF ADJUSTED GAAP MEASURES

**The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:**

| | Q2 2018 | | Full Year 2018 | |
|---|---|---|---|---|
| | Low end of adjusted goal | High end of adjusted goal | Low end of adjusted goal | High end of adjusted goal |
| GAAP EPS | $ 0.15 | $ 0.19 | $ 0.67 | $ 0.79 |
| Non-GAAP Adjustment (a): | | | | |
| Non-GAAP Reconciling Items | 0.27 | 0.26 | 0.99 | 0.97 |
| Tax Effect of Above Reconciling Items | (0.06) | (0.06) | (0.22) | (0.22) |
| Adjusted EPS | $ 0.36 | $ 0.39 | $ 1.44 | $ 1.54 |

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects both its Q2 2018 and full year 2018 GAAP effective income tax rate to be between 25% and 26%. The Company's estimates of fully diluted shares for 2018, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

| | Q1 Actual | Q2 | Q3 | Q4 | Full Year |
|---|---|---|---|---|---|
| Fully Diluted Shares for 2018 (in millions) | 33.8 | 33.9 | 33.8 | 33.8 | 33.9 |

**Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 1, 2018.**

# OPERATING METRICS

| (in thousands, except per share data) | THREE MONTHS ENDED MARCH 31, | | | YEAR ENDED DECEMBER 31, | | |
|---|---|---|---|---|---|---|
| | 2018 | 2017 | % Change | 2017 | 2016 | % Change |
| Revenues | $ 120,942 | $ 111,019 | 9% | $ 485,261 | $ 486,982 | 0% |
| Services Revenues* | $ 120,196 | $ 104,021 | 16% | $ 446,619 | $ 437,028 | 2% |
| Cost of Services** | $ 79,227 | $ 68,979 | 15% | $ 284,054 | $ 286,786 | -1% |
| Services Revenues Net of Cost | $ 40,969 | $ 35,042 | 17% | $ 162,565 | $ 150,242 | 8% |
| % of Services Revenues | 34.1% | 33.7% | | 36.4% | 34.4% | |
| EBITDA Excluding Stock Compensation and Tax-Related Bonus | $ 16,876 | $ 14,073 | 20% | $ 70,847 | $ 64,235 | 10% |
| % of Services Revenues | 14.0% | 13.5% | | 15.9% | 14.7% | |
| Income from Operations | $ 6,419 | $ 4,530 | 42% | $ 28,980 | $ 32,205 | -10% |
| % of Services Revenues | 5.3% | 4.4% | | 6.5% | 7.4% | |
| Net Income | $ 4,928 | $ 2,709 | 82% | $ 18,581 | $ 20,459 | -9% |
| % of Services Revenues | 4.1% | 2.6% | | 4.2% | 4.7% | |
| Adjusted Net Income | $ 11,711 | $ 8,090 | 45% | $ 41,883 | $ 37,891 | 11% |
| % of Services Revenues | 9.7% | 7.8% | | 9.4% | 8.7% | |
| GAAP EPS | $ 0.15 | $ 0.08 | 88% | $ 0.55 | $ 0.58 | -5% |
| Amortization | 0.11 | 0.11 | | 0.44 | 0.38 | |
| Stock Compensation | 0.12 | 0.11 | | 0.43 | 0.41 | |
| Acquisition Costs/Earnout Adjustments | 0.04 | 0.02 | | 0.13 | (0.01) | |
| Tax-Related Bonus | - | - | | 0.08 | - | |
| Write-off of Unamortized Credit Facility Fees | - | - | | 0.01 | - | |
| Tax Effect of Above Reconciling Items and 2017 Tax Act | (0.07) | (0.08) | | (0.41) | (0.28) | |
| Adjusted EPS | $ 0.35 | $ 0.24 | 46% | $ 1.23 | $ 1.08 | 14% |

*Services Revenues includes reimbursable expenses.

**Cost of Services excludes depreciation and amortization, stock compensation and tax-related bonus.

# OPERATING METRICS

| (in thousands) | Q1 2018 | Q4 2017 | % Change | Q1 2018 | Q1 2017 | % Change |
|---|---|---|---|---|---|---|
| Services Revenue (including reimbursable expenses) | $ 120,196 | $ 117,427 | 2% | $ 120,196 | $ 104,021 | 16% |
| Software and Hardware Revenue* | $ 746 | $ 16,051 | -95% | $ 746 | $ 6,998 | -89% |

| Time & Materials ABR | Q1 2018 | Q4 2017 |
|---|---|---|
| North American Employees | $ 147 | $ 147 |

| Utilization | Q1 2018 | Q4 2017 |
|---|---|---|
| North American Employees (Organic) | 78% | 79% |

| Headcount | Q1 2018 | | Q4 2017 | |
|---|---|---|---|---|
| | Average | Ending | Average | Ending |
| North American Billable Employees | 1,722 | 1,736 | 1,679 | 1,675 |
| Subcontractors | 227 | 224 | 222 | 216 |
| Offshore Billable Employees | 687 | 693 | 671 | 687 |
| Total Billable Headcount | **2,636** | **2,653** | **2,572** | **2,578** |
| SG&A Headcount | 443 | 442 | 452 | 446 |
| Total Headcount | **3,079** | **3,095** | **3,024** | **3,024** |

*Software and Hardware Revenue is presented on a net basis upon adoption of ASU No. 2014-09, *Revenue from Contracts with Customers (ASC Topic 606)*, effective January 1, 2018.

# SOLUTIONS DATA

| Revenue by Solution (Top 10) | Q1 2018* | Q4 2017 | Q1 2017 |
|---|---|---|---|
| Custom Applications | 15% | 16% | 11% |
| Management Consulting | 14% | 11% | 8% |
| Commerce | 11% | 11% | 12% |
| Analytics | 10% | 15% | 19% |
| Content Management | 10% | 8% | 10% |
| Business Integration | 7% | 8% | 7% |
| Portals/Collaboration | 6% | 5% | 6% |
| Customer Relationship Management | 5% | 6% | 6% |
| Business Process Management | 4% | 4% | 3% |
| Platform | 3% | 4% | 7% |

*Q1 2018 impacted by modified allocation and classification methodology for improved accuracy.

# INDUSTRY DATA

| Revenue by Industry (Top 10) | Q1 2018 | Q4 2017 | Q1 2017 |
|---|---|---|---|
| Healthcare/Pharma/Life Sciences | 26% | 28% | 25% |
| Financial Services/Banking/Insurance | 14% | 13% | 16% |
| Automotive and Transport Products | 10% | 9% | 11% |
| Manufacturing | 10% | 9% | 9% |
| Retail and Consumer Goods | 10% | 8% | 10% |
| Electronics and Computer Hardware | 8% | 8% | 9% |
| Telecommunications | 6% | 7% | 7% |
| Business Services | 4% | 3% | 2% |
| Leisure, Media and Entertainment | 3% | 3% | 3% |
| Energy and Utilities | 3% | 2% | 2% |

# PLATFORM DATA

| Revenue by Platform | Q1 2018 | Q4 2017 | Q1 2017 |
|---|---|---|---|
| IBM | 25% | 27% | 31% |
| Microsoft | 18% | 20% | 13% |
| Oracle | 10% | 9% | 11% |
| Adobe | 9% | 7% | 4% |
| Salesforce | 3% | 4% | 5% |
| Other Technologies | 29% | 27% | 28% |
| Management Consulting* | 6% | 6% | 8% |

*Platform independent